As filed with the Securities and Exchange Commission on October 7, 2003

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): October 6, 2003

                              NBC ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)

         Delaware                        333-48225               47-0793347
(State or other jurisdiction       (Commission File Number)    (IRS Employer
       of incorporation)                                     Identification No.)


                      4700 South 19th Street,
                        Lincoln, Nebraska                  68501-0529
            (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (402) 421-7300

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)

ITEM 9.  REGULATION FD DISCLOSURE

                  On October 7, 2003, Nebraska Book Company, Inc. ("Nebraska Book") and NBC Acquisition Corp., Nebraska Book's parent company (the "Company"), issued a press release announcing that:

                  (1) Nebraska Book is soliciting consents to amend certain of the covenants and other provisions of the indenture governing its 8 3/4% Senior Subordinated Notes due 2008 (the "Notes"), as further detailed in its Consent Solicitation Statement dated October 6, 2003; and

                  (2) the Company is soliciting consents to amend certain of the covenants and other provisions of the indenture governing its 10 3/4% Senior Discount Debentures due 2009 (the "Debentures"), as further detailed in its Consent Solicitation Statement dated October 6, 2003.

                  A copy of the press release describing the terms and conditions of the consent solicitations is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 9.

                  The information contained in Item 9 of this Current Report on Form 8-K (including the exhibits hereto) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in Item 9 of this Current Report on Form 8-K (including the exhibits hereto) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

                  This Current Report on Form 8-K is neither an offer to purchase nor an offer to sell securities, nor is it a solicitation of consents with respect to any securities. The Company's consent solicitation is being made only by reference to the Company's Consent Solicitation Statement and the related consent form.

                  In connection with the consent solicitation, the Company has provided the following information to the holders of the Debentures:

THE CONSENT SOLICITATIONS AND THE TRANSACTIONS

                  The Company and Nebraska Book are proposing to undertake a series of transactions (collectively, the "Transactions") consisting of the following:

                  o entry into either an amendment and restatement of Nebraska Book's existing credit facility or a new secured credit facility, in each case with JPMorgan Chase Bank, as Administrative Agent (either such facility, the "New Credit Facility"), with aggregate commitments thereunder of $160.0 million expected to consist of (1) a $50.0 million revolving credit facility (the "New Revolving Credit Facility") and
                           (2) a $110.0 million term loan facility (the "New Term Loan Facility");

                  o all indebtedness held by the current lenders under Nebraska Book's existing credit facility is refinanced and/or repaid (including by virtue of being deemed to be outstanding under the New Credit Facility);


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

                  o the consent solicitations described above and the amendment of the indentures governing the Notes and the Debentures to permit the Transactions;

                  o payment of a dividend or distribution by Nebraska Book to the Company (or other investment by Nebraska Book in the Company) in an amount not to exceed $91.0 million;

                  o purchase or redemption by the Company of shares of its common stock and stock options (including the purchase and cancellation of employee stock options) in an aggregate amount not to exceed $86.0 million; and

                  o the payment of fees and expenses related to the Transactions of approximately $10.0 million, including, among others, payment of the consent fees to the holders of the Notes and the Debentures to be made in connection with the consent solicitations.

THE NEW CREDIT FACILITY

                  As part of the Transactions, Nebraska Book, as the borrower, and the Company and Specialty Books, Inc., a subsidiary of Nebraska Book (the "Guarantor"), as guarantors, will enter into the New Credit Facility, which will consist of the New Term Loan Facility and the New Revolving Credit Facility. The closing date of the New Credit Facility will be after the expiration time of the consent solicitations. The expected terms of the New Credit Facility are as follows:

                  The New Term Loan Facility is expected to be a seven-year term loan facility in an aggregate principal amount of $110.0 million, to be used to finance the Transactions, including the payment of related fees and expenses. The New Term Loan Facility is expected to amortize in nominal quarterly installments for the first six years and, thereafter, is expected to amortize in substantial quarterly installments in amounts to be agreed until the seventh anniversary of the closing date of the New Term Loan Facility; provided, that, if the Notes and the Debentures have not been refinanced or the maturity thereof extended prior to June 30, 2007 to a date not earlier than May 31, 2011, the New Term Loan Facility is expected to mature on:

                           (i)      June 30, 2007; or

                           (ii) if the Notes or the Debentures have been refinanced or the maturity thereof extended to a date prior to May 31, 2011, the New Term Loan Facility shall mature on the date which is six months prior to the earlier of the dates to which the Notes and the Debentures shall have been refinanced or the maturity thereof extended (the earlier of the dates described in clauses (i) and (ii), the "Early Maturity Date").

                  Nebraska Book is expected to be required to prepay borrowings under the New Term Loan Facility with (1) 50% of the net cash proceeds of any sale or issuance of equity by the Company or any of its subsidiaries (subject to exceptions to be agreed); (2) 100% of the net cash proceeds of any incurrence of indebtedness by the Company or any of its subsidiaries (subject to exceptions to be agreed); (3) 100% of the net cash proceeds of any sale or other disposition of any assets by Holdings or any of its subsidiaries (subject to exceptions to be agreed); and (4) 75% (to be reduced under certain circumstances) of excess cash flow (as defined in the New Credit Facility). Any mandatory prepayments will be applied in accordance with a schedule in the New Credit Facility. However, each lender under the New Term Loan Facility is expected to have the


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

right to refuse all or any portion of the prepayments allocable to it, with the amounts so refused being applied to prepay revolving loans without a reduction in the commitments under the New Revolving Credit Facility.

                  The New Revolving Credit Facility is expected to be in an aggregate committed amount of $50.0 million, to be used for working capital and general corporate purposes. The New Revolving Credit Facility is expected to mature on the fifth anniversary of the closing date or, in the event that the Notes and the Debentures are not refinanced or extended prior to June 30, 2007 to a date not earlier than May 31, 2011, the Early Maturity Date. No revolving loans may be drawn on the closing date of the New Revolving Credit Facility if the closing date occurs prior to December 1, 2003.

                  Loans under the New Credit Facility are expected to bear interest, at Nebraska Book's option, at either (1) the higher of (a) the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City and (b) the federal funds effective rate from time to time plus 0.5%, in each case plus an applicable margin (the "ABR") or (2) the Eurodollar rate plus an applicable margin. The applicable margins relating to revolving loans under the New Revolving Credit Facility are expected to be subject to change from time to time by amounts to be agreed upon based on the achievement of performance targets to be determined.

                  The New Credit Facility is expected to be guaranteed by the Company, as well as by each of the Company's direct and indirect domestic subsidiaries, other than Nebraska Book, including, without limitation, the Guarantor. The New Credit Facility is expected to contain affirmative and negative covenants customary for such financings. The New Credit Facility is expected to also contain the following financial covenants: maximum leverage ratio, minimum interest coverage ratio and minimum fixed charge coverage ratio. The obligations under the New Credit Facility are expected to be secured by a perfected first priority security interest in substantially all of the tangible and intangible assets of the Company, Nebraska Book and the Guarantor.

                  The foregoing description is based on discussions with the proposed lenders under the New Credit Facility. The terms of the New Credit Facility have not been finalized and may not be the same as the terms described above.


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

SOURCES AND USES OF FUNDS

                  The following table sets forth the estimated sources and uses of funds for the Transactions, as if the Transactions had closed on September 30, 2003 (dollars in millions):

         SOURCES OF FUNDS:

         New Revolving Credit Facility (1)................             --

         New Term Loan Facility  .........................         $110.0
                                                                   ------
         Total sources....................................         $110.0
                                                                   ======

         USES OF FUNDS:

         Repay existing senior secured debt...............          $14.0

         Share and option repurchase......................           86.0

         Fees and expenses (2)............................           10.0
                                                                   ------
         Total uses.......................................         $110.0
                                                                   ======
---------------------

(1) Committed $50.0 million revolving credit facility that may be drawn on or after December 1, 2003.

(2) Includes consent fees payable to the holders of the Notes and the Debentures and other fees and expenses relating to the Transactions.


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

CAPITALIZATION

                  The following table sets forth the capitalization of the Company and its subsidiaries, on a consolidated basis, as at June 30, 2003, and as adjusted to reflect the Transactions and the repayment of approximately $15.0 million of debt since June 30, 2003. The Transactions include the following:

                  o entry into the New Credit Facility, with aggregate commitments thereunder of $160.0 million expected to consist of (1) the $50.0 million New Revolving Credit Facility and (2) the $110.0 New Term Loan Facility;

                  o all indebtedness held by the current lenders under Nebraska Book's existing credit facility is refinanced and/or repaid (including by virtue of being deemed to be outstanding under the New Credit Facility);

                  o the payment of a dividend or distribution by Nebraska Book to the Company (or other investment by Nebraska Book in the Company) in an amount approximately equal to $91.0 million;

                  o the purchase or redemption by the Company of shares of its common stock and stock and stock options (including the purchase and cancellation of employee stock options) in an aggregate amount not to exceed $86.0 million; and

                  o the payment of fees and expenses related to the Transactions of approximately $10.0 million, including, among others, payment of consent fees to holders of the Notes and the Debentures.


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

                                                                 AS OF JUNE 30, 2003
                                                             ---------------------------
                                                                ACTUAL       AS ADJUSTED
                                                             -----------     -----------
                                                                 (dollars in millions)
Cash and cash equivalents ................................   $       6.5     $       6.5
                                                             ===========     ===========
Existing credit facility:

    Revolving credit facility ............................           2.3             2.3

    Term Loan A ..........................................           5.3              --

    Term Loan B ..........................................          23.7              --

New Credit Facility:

    New Revolving Credit Facility ........................            --              --

    New Term Loan Facility ...............................            --           110.0

Capital leases and other debt ............................           2.9             2.9

Nebraska Book 8 3/4% Senior Subordinated Notes due 2008...         110.0           110.0
                                                             -----------     -----------
 Total Nebraska Book debt.................................         144.2           225.2

Company 10 3/4% Senior Discount Debentures due 2009.......          76.0            76.0
                                                             -----------     -----------
    Total debt of the Company.............................         220.2           301.2

Stockholders' equity (deficit)............................         (53.5)         (139.5)
                                                             -----------     -----------
Total capitalization......................................   $     166.7     $     161.7
                                                             ===========     ===========


PURPOSE AND EFFECT OF THE CONSENT SOLICITATION

SUMMARY OF THE PROPOSED AMENDMENTS

                  Set forth below is a summary of the principal changes to the Indenture dated as of February 13, 1998, between the Company and The Bank of New York, as trustee (the "Trustee"), pursuant to which the Debentures were issued (the "Indenture") that would be effected if the consent solicitation is successful and the Indenture were amended. This summary does not purport to be complete, and is qualified in its entirety by reference to the actual form of supplemental indenture to the Indenture. A copy of the form of supplemental indenture is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 9. Each capitalized term appearing below that is not defined herein has the meaning currently assigned to such term in the Indenture.


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


         THE AMENDMENTS TO DEFINITIONS

                  The "Amendments to Definitions" will:

                           (a) revise the definition of "Consolidated Interest Expense" to exclude the amortization of both debt discount and debt issuance costs incurred in connection with the Transactions from the calculation of Consolidated Interest Expense;

                           (b) revise the definition of "Consolidated Net Income" to exclude expenses, amortization and charges related to the Transactions from the calculation of Consolidated Net Income;

                           (c) revise the definition of "Permitted Liens" to permit liens securing indebtedness and other obligations under the New Credit Facility and related agreements and indebtedness and other obligations under interest rate agreements, hedging agreements and cash management services agreements entered into with any lender under the New Credit Facility (or an affiliate of any such lender); and

                           (d) add a definition of the "Transactions" to include the transactions to be undertaken by the Company and Nebraska Book, as described under "The Consent Solicitations and the Transactions" above.

         THE RESTRICTED PAYMENTS COVENANT AMENDMENT

                  The "Restricted Payments Covenant Amendment" will revise the Limitation on Restricted Payments covenant to permit the Company to make "Restricted Payments" in an aggregate amount not to exceed $86.0 million to permit the Company to purchase or redeem some of the shares of its common stock and stock options (including the purchase and cancellation of employee stock options). The Indenture generally does not permit the Company to make any payment or distribution on account of the Company's Capital Stock, unless, and solely to the extent that, certain conditions are satisfied. Although the Company currently meets certain of those conditions, as of June 30, 2003, the Company estimates that its ability to make Restricted Payments under the Indenture amounts to approximately $24.7 million, which is insufficient to pay the full amount of the proposed payments. Therefore, in order to allow the Company to complete the Transactions, the Company proposes an amendment to the Limitation on Restricted Payments covenant to permit it to make an estimated $61.3 million of additional Restricted Payments. As of June 30, 2003, after giving effect to the Transactions as if they had occurred on that date, the Company would have been able to make Restricted Payments under Section 3.5(a) of the Indenture of approximately $0.

                 The proposed amendments will not alter the maturity date of the Debentures, the Company's obligation to make principal and interest payments on the Debentures nor the substantive effect of any other covenant or provision designed to afford protection to the holders of the Debentures.


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

CONDITIONS TO THE PROPOSED AMENDMENTS AND PAYMENT OF CONSENT FEES

                  If the requisite consents are received, the Company and the Trustee under the Indenture expect to enter into a supplemental indenture providing for the proposed amendments promptly after the expiration time of the consent solicitation. The supplemental indenture will provide that the proposed amendments will not be operative unless and until the date on which (1) the New Credit Facility is entered into and is in full force and effect, (2) all indebtedness held by the current lenders under Nebraska Book's existing credit facility is refinanced and/or repaid (including by virtue of being deemed to be outstanding under the New Credit Facility), (3) Nebraska Book has obtained the consent of the holders of the Notes to the amendment of the indenture governing the Notes to permit the Transactions and (4) Nebraska Book, Specialty Books, Inc., as guarantor, and the trustee under the indenture have entered into a supplemental indenture to the indenture governing the Notes.

                  The consent fee in respect of the consent solicitation will not be paid unless and until the proposed amendments become operative. If the proposed amendments do not become operative on or prior to January 2, 2004, then the proposed amendments shall have no effect, the Indenture shall be amended without any further action so that it reads the same as it did immediately prior to the execution of the supplemental indenture and no consent fees in respect of the consent solicitation shall be payable by the Company.

FORWARD-LOOKING STATEMENTS

                  This Current Report on Form 8-K contains or incorporates by reference certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of the Company and statements preceded by, followed by or that include the words "may," "believes," "expects," "anticipates," or the negation thereof, or similar expressions, which constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). All statements which address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to volume and revenue growth, earnings per share growth or statements expressing general optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause the actual performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Several important factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. The factors that could cause actual results to differ materially include, but are not limited to, the following: increased competition; ability to integrate recent acquisitions; loss or retirement of key members of management; increases in the Company's cost of borrowing or inability to raise or unavailability of additional debt or equity capital; inability to purchase a sufficient supply of used textbooks; changes in pricing of new and/or used textbooks; changes in general economic conditions and/or in the markets in which the Company competes or may, from time to time, compete; the impact of the Internet and E-books on the Company's operations; and other risks detailed in the Company's Securities and Exchange Commission filings, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. The Company is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: October 7, 2003

                                             NBC ACQUISITION CORP.


                                             By:    /s/ Alan G. Siemek
                                                    ----------------------------
                                             Name:      Alan G. Siemek
                                             Title:     Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit Number             Title

         99.1 Press Release of Nebraska Book Company, Inc. and NBC Acquisition Corp., dated October 7, 2003.

         99.2 Form of Supplemental Indenture to the Indenture dated as of February 13, 1998, between NBC Acquisition Corp. and The Bank of New York, as trustee.



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